Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HTG Molecular Diagnostics, Inc.

Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-210401, 333-208325 and 333-203930) of HTG Molecular Diagnostics, Inc. of our report dated March 23, 2017, relating to the financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Phoenix, Arizona

March 23, 2017